UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2021

CERBERUS TELECOM ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39647	98-1556740
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

875 Third Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 891-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	CTAC.U	The New York Stock Exchange
Class A ordinary shares included as part of the units	CTAC	The New York Stock Exchange
Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CTAC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2021, Cerberus Telecom Acquisition Corp. (the “Company”) announced the appointment of Mr. Timothy Kasbe as a new director of the Company. Mr. Kasbe has been appointed to serve on the audit committee, the nominating committee and the compensation committee of the Company, with such appointment effective upon him becoming a director of the Company.

Mr. Kasbe has served as a Director and the President of Zoho Corporation Pty Ltd. (“Zoho”), a leading SAAS and PAAS company that operates in over 180 countries, since 2018. Prior to Zoho, from 2016 to 2017, Mr. Kasbe served as the Chief Information and Digital Officer of The Warehouse Group. Mr. Kasbe has served as the Chief Information Officer of various companies, managing large multi-billion budgets and over approximately 26,000 technologists supporting businesses across retail, finance and high-tech. In 2007, Mr. Kasbe was named by CIO 100 as one of their Most Innovative CIOs and Influential CIOs. Mr. Kasbe was a distinguished visiting scholar at Stanford University from 2011 to 2018 and completed doctoral studies in ethics of Artificial Intelligence (AI) at Duke University in May 2020. Mr. Kasbe also serves on the board of Cargo Services Far East, Hong Kong and Tamr, Inc.

The board of directors of the Company has affirmatively determined that Mr. Kasbe meets the applicable standards for an independent director under both the rules of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934.

Mr. Kasbe will not be compensated by the Company for his services as a director and has not entered into an employment agreement with the Company.

In connection with this appointment, Mr. Kasbe is expected to enter into an indemnity agreement and a letter agreement with the Company on the same terms as the indemnity agreements and letter agreement entered into by the directors and officers of the Company at the time of the Company’s initial public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2021

CERBERUS TELECOM ACQUISITION CORP.

By:	/s/ Timothy M. Donahue
Name:	Timothy M. Donahue
Title:	Chief Executive Officer